UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JONES SODA CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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234 Ninth Avenue North Seattle, WA 98109	T 206-624-3357 F 206-624-6857 www.jonessoda.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 31, 2007

2:00 p.m.

To Jones Soda Co. Shareholders:

Notice is hereby given, that the 2007 Annual Meeting of Shareholders of Jones Soda Co., a Washington corporation, will be held at 2:00 p.m. on Thursday, May 31, 2007 at Hotel Andra, 2001 Fourth Avenue, Seattle, Washington for the following purposes:

1.	to elect seven directors to our board of directors;

2.	to approve amendments to the 2002 Stock Option and Restricted Stock Plan, including to permit awards of restricted stock grants;

3.	to approve the adoption of our 2007 Employee Stock Purchase Plan;

4.	to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007; and

5.	to transact such other business as may properly come before the meeting and any adjournments thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice. Shareholders of record at the close of business on April 10, 2007 are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,
JONES SODA CO.

HASSAN N. NATHA
Corporate Secretary and Chief Financial Officer

Seattle, Washington

April 17, 2007

IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting. Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

JONES SODA CO.

234 Ninth Avenue North

Seattle, Washington 98109

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jones Soda Co., to be voted at the 2007 annual meeting of the shareholders. The annual meeting will be held at 2:00 p.m. (local time) on Thursday, May 31, 2007, or at any continuation or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at Hotel Andra, 2001 Fourth Avenue, Seattle, Washington for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

We intend to mail this Proxy Statement and accompanying proxy card on or about April 20, 2007, to all shareholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements, accompanies this Proxy Statement.

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on April 10, 2007, are entitled to notice of and to vote at the Annual Meeting. There were 25,761,225 shares of common stock issued and outstanding on that date. Shareholders are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 33 1/3% of the outstanding shares of common stock constitutes a quorum at the Annual Meeting.

Under Washington law and our Articles of Incorporation, assuming the presence of a quorum, the election of directors requires a plurality of votes represented in person or by proxy at the meeting, and ratification of the appointment of KPMG LLP as our auditors for 2007 requires that the votes cast in favor exceed the votes cast against the proposal. Under U.S. law, approval of the amendments to the 2002 Stock Option and Restricted Stock Plan and adoption of our 2007 Employee Stock Purchase Plan each requires the affirmative vote of holders of a majority of the shares of common stock cast at the Annual Meeting. For compliance with the rules of the TSX Venture Exchange, approval of the amendments to the 2002 Stock Option and Restricted Stock Plan and adoption of our 2007 Employee Stock Purchase Plan each requires the affirmative vote of holders of a majority of the shares of common stock cast at the meeting by “disinterested shareholders” (being those shareholders who are not “insiders” or their “associates,” as such terms defined under the policies of the TSX Venture Exchange).

Pacific Corporate Trust Company, our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.

Solicitation of Proxies

Our Board of Directors is soliciting proxies pursuant to this Proxy Statement. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any shareholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL SHAREHOLDERS

The following table sets forth as of April 10, 2007, certain information regarding the beneficial ownership of our outstanding common stock by the following persons or groups:

•	each person who, to our knowledge, beneficially owns more than 5% of our Common Stock;

•	the Named Executive Officers identified in the Executive Compensation table below;

•	each of our current directors and director nominees, and

•	all of our directors and executive officers as a group.

As of April 10, 2007, there were 25,761,225 shares of common stock issued and outstanding. Unless otherwise indicated, each person’s address is c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109.

	Beneficial Ownership of Common Stock(1)
Name and Address	No. of Shares	Options /Warrants Currently Exercisable or Within 60 Days	Total Beneficial Ownership(1)	Percent of Total
Vardon Capital Management, L.L.C.(2) 120 West 45th Street, 17th Floor New York, NY 10036	2,111,978	—	2,111,978	8.2%
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	2,027,806	—	2,027,806	7.9
Peter M. van Stolk(4)	1,604,194	455,565	2,059,759	8.0
Hassan N. Natha	5,500	33,571	39,071	*
Lars P. Nilsen	—	20,250	20,250	*
Scott Bedbury	—	75,000	75,000	*
Richard S. Eiswirth	—	10,000	10,000	*
Michael M. Fleming	10,000	35,000	45,000	*
John J. Gallagher, Jr.	—	35,000	35,000	*
Stephen C. Jones	—	15,000	15,000	*
Alfred W. Rossow, Jr.	—	55,000	55,000	*
Melody Morgan	—	24,800	24,800	*
James M. Mullen	—	—	—	*
All current directors and executive officers as a group (ten persons)(5)	1,619,694	734,386	2,354,080	9.1%

*	Less than one percent

(1)	The above table is based upon information supplied by such principal shareholders, executive officers, and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	The shares beneficially owned by Vardon Capital Management, L.L.C. (“VCM”) includes shares beneficially owned by Vardon Capital, L.L.C. (“VC”), Vardon Partners, L.P., Vardon Partners II, L.P., Vardon Focus Fund, L.P., Vardon Focus Fund II, L.P., Vardon Continuum Fund, L.P., Vardon International, Ltd., Vardon International BP, Ltd., Vardon Focus Fund International, Ltd., Vardon Focus International BP, Ltd., and certain other separate account clients managed by VCM, for which VCM serves as the investment manager. Richard W. Shea, Jr. is the sole managing member of VC and VCM, and may be deemed to be the beneficial owner of all the shares beneficially owned by VC and VCM. Each of Richard W. Shea, Jr., VCM and VC disclaim beneficial ownership of these shares except to the extent of their pecuniary interest.

(3)	Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 2,027,806 shares of common stock that are held of record by clients of Wellington Management. Of these shares, Wellington Management has sole power to vote or to direct the vote with respect to 1,514,506 shares, and has shared power to dispose or direct the disposition of 2,027,806 shares.

(4)	Includes 100,000 shares beneficially owned by 543608 BC Ltd., a British Columbia corporation for which Mr. van Stolk serves as sole shareholder. Also includes 364,500 shares currently held in escrow with Pacific Corporate Trust Company, pursuant to the terms of an escrow agreement dated November 15, 2002, in conformance with the policies of the TSX Venture Exchange.

(5)	Consists of Peter M. van Stolk, Hassan N. Natha, Peter J. Burns, Lars P. Nilsen, Scott Bedbury, Richard S. Eiswirth Jr., Michael M. Fleming, John J. Gallagher, Jr., Stephen C. Jones and Alfred W. Rossow, Jr.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1933, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Reporting Persons are also required by SEC regulations to furnish us with copies of all such ownership reports they file.

Based solely on our review of the copies of such reports received or written communications from certain Reporting Persons, we believe that, except as set forth below, during the 2006 fiscal year, all Reporting Persons complied with all Section 16(a) filing requirements. The following Reporting Persons had late filings for 2006:

•	Peter M. van Stolk filed two late Forms 4, reporting two late transactions;

•	Scott Bedbury filed one late Form 4, reporting one late transaction;

•	Michael M. Fleming filed one late Form 4, reporting three late transactions;

•	John J. Gallagher, Jr. filed one late Form 4, reporting one late transaction;

•	Stephen C. Jones filed late his Form 3 upon appointment to the Board, and filed one late Form 4, reporting one late transaction;

•	Hassan N. Natha filed one late Form 4, reporting one late transaction;

•	Alfred W. Rossow, Jr. filed one late Form 4, reporting one late transaction; and

•	Matthew Kellogg, a former Director, filed two late Forms 4, reporting two late transactions.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses compensation to our Named Executive Officers, as determined under the rules of the Securities and Exchange Commission. For the fiscal year ended December 31, 2006, our Named Executive Officers consisted of the following five persons:

•	Peter M. van Stolk, our Chief Executive Officer;

•	Hassan N. Natha, our Chief Financial Officer and Secretary;

•	Lars P. Nilsen, our Executive Vice President of Sales;

•	Melody Morgan, our Controller, who served as our principal financial officer from March 28, 2006 until April 4, 2006; and

•	James M. Mullen, our former Interim Chief Financial Officer from December 12, 2005 through March 28, 2006.

Compensation to the Named Executive Officers is determined by the Compensation Committee of our Board. The Compensation Committee is composed entirely of independent directors, as defined under NASDAQ rules, and none of its members is a current or former employee of the Company. All decisions and recommendations of the Compensation Committee are reported and approved by our Board. Neither we nor our Compensation Committee has retained a compensation consultant to review policies and procedures with respect to executive compensation or to advise us on compensation matters.

There are no material differences in the compensation policies or decisions with respect to the Named Executive Officers, except that compensation for our Chief Executive Officer is determined exclusively by the Compensation Committee, while the compensation of the other Named Executive Officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Executive Summary

We believe that our executive compensation program should:

•	continually attract and, perhaps more importantly, retain qualified management by maintaining compensation programs that are competitive with comparable employers;

•	motivate our executives to achieve our annual and long-term strategic goals and to reward performance based on the attainment, and, if applicable, surpassing of those goals; and

•	enhance long-term shareholder value and align the interests of our Named Executive Officers with our shareholders.

Elements of Our Compensation Plan and How It Relates to Our Objectives

Currently the Compensation Committee uses short-term compensation (salary and cash incentive bonus payments) and long-term compensation (equity compensation such as stock options) to achieve its goal of driving sustainable growth. The Compensation Committee uses its judgment and experience in determining the mix of compensation. The Compensation Committee also informs itself of market practices and uses market data for context and a frame of reference for decision making. Base salary and incentive bonus payments are determined and paid annually and are designed to reward current performance. Equity compensation is designed to reward longer term performance. The Compensation Committee reviews total short-term and long-term compensation annually. The estimated allocation between base salary and bonus award is approximately 65-80% and 20-35%, respectively.

Short-Term Compensation

Base Salary. This element is important in attracting executive officers and provides a base of cash compensation. Increases are not preset and take into account the individual’s performance, responsibilities of the position, experience and the methods used to achieve results, as well as external market practices.

Salary planning begins at the end of each year. The Compensation Committee evaluates the CEO’s performance in light of achievement of business objectives, strategic plan initiatives and personal performance. The CEO and the Compensation Committee evaluate each executive officer’s performance in light of business and individual objectives. Base salary compensation for each executive officer with primary responsibilities of his or her position is set at levels that we believe enables us to attract and retain talent. The Compensation Committee relies to a large extent on the CEO’s evaluations of each executive officer’s performance.

Annual Cash Incentive Bonus Payments. The annual incentive bonus payments are paid in cash. Actual awards are based on financial and individual performance.

•

Financial performance is determined at the end of the year based on business results versus business objectives, annual financial performance goals and achievement of our strategic performance initiatives.

•

Individual performance is determined based on performance of the individual in light of his or her preset objectives. The Compensation Committee may also take into account additional considerations that it deems fundamental.

Using these guidelines, the Compensation Committee reviewed our fiscal 2006 results and evaluated the performance of each of our executives. Based on these evaluations, the Compensation Committee determined the annual incentive bonus payment for our CEO and approved the recommendations of our CEO regarding bonus awards for our other executives, in each case based on individual performance consistent with our general compensation philosophy.

Long-Term Compensation

To date, the long-term incentive compensation that the Compensation Committee generally employs is the granting of stock option awards. The purpose of granting option awards is to provide equity compensation that provides value to executives when value is also created for the shareholders. The long-term incentive compensation is intended to motivate executives to make stronger business decisions, improve financial performance, focus on both short-term and long-term objectives and encourage behavior that protects and enhances the long-term interests of our shareholders. The stock option awards have a time-based vesting schedule with a certain percentage of shares vesting over a period of time established by the Committee. The stock option awards are generally granted annually. This is a substantial portion of the total compensation package for executives and is an important retention and incentive tool.

Our equity incentive plans, which currently consist of the 1996 Stock Option Plan and the 2002 Stock Option Plan, are administered by the Compensation Committee. Our Board of Directors also has the authority to take any action delegated to the Compensation Committee under the equity incentive plan as it may deem necessary. The Compensation Committee has the authority to (1) select equity incentive plan participants, (2) interpret the equity incentive plan, (3) establish, amend and rescind any rules and regulations relating to the equity incentive plan and to make any other determinations deemed necessary or desirable for the administration of the equity incentive plan, (4) correct any defect or supply any omission or reconcile any inconsistency in the equity incentive plan in the manner and to the extent deemed necessary or desirable and (5) establish the terms and conditions of any award consistent with the provisions of the equity incentive plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Any decision in respect of the interpretation and administration of the equity incentive plan lies within the sole and absolute discretion of the Compensation Committee’s interpretation of the plan requirements.

As described below in “Proposal 2” in this proxy statement, the Board of Directors has approved, subject to the approval of our shareholders, amendments to our 2002 Stock Option Plan to provide for the grants of restricted stock awards. These amendments would allow us to make awards of restricted stock to our directors, officers, employees and consultants. The primary purpose of the amendments is to give the Board of Directors additional flexibility in providing equity compensation through restricted stock awards. Restricted stock awards also provide long-term incentive compensation for executives with the objectives of providing a focus on long-term value and increasing stock ownership

We do not have any equity ownership requirements or guidelines with respect to our executive officers.

Compensation for the Named Executive Officers

During 2006, our CEO, Peter van Stolk, was party to an employment agreement with us governing the terms of his compensation. Pursuant to the agreement, the Compensation Committee was responsible for establishing targets on which annual incentive bonus payments would be based. Such targets are based on net income, operating income or any other basis the Compensation Committee considered most appropriate.

In early 2006, the Compensation Committee and the Board of Directors reviewed Mr. van Stolk’s goals for 2006. In March 2007, the Compensation Committee reviewed Mr. van Stolk’s performance against those goals using actual 2006 results and the other criteria listed in his employment agreement including operating income and decided on Mr. van Stolk’s incentive bonus payment after considering input by the full Board.

Our Executive Vice President of Sales, Lars Nilsen, and Chief Financial Officer, Hassan Natha, were hired in 2006 and their base compensation reflects the amounts agreed in their employment offer letters. In March 2007, the Board of Directors reviewed Mr. Natha’s performance against the goals determined at the start of his employment and decided to award him an increase in base compensation and an incentive bonus payment, and we also entered into a formal employment agreement with him at that time.

Melody Morgan’s base compensation was increased in May 2006 based on factors such as internal comparisons, individual skills, experience, performance contributions and competitiveness of the marketplace.

During late 2005 and to the end of March 2006, we contracted with James Mullen to serve as our interim Chief Financial Officer. The compensation paid to Mr. Mullen was based upon prevailing rates in the Seattle market at the time for interim CFOs.

Health Benefits

The Named Executive Officers are eligible to participate in the same medical, dental, life, and disability insurance programs that are available to our all U.S.-based staff members. We pay the entire medical and dental premiums for our Executive Vice President of Sales and Controller.

401(k) Plan

The Named Executive Officers are eligible to participate in 401(k) savings plan that is available to all our U.S.-based staff members. We do not match any participant contributions to the 401(k) plan.

Perquisites

In general, we do not provide perquisites to our executives that are not available to other employees. The Named Executive Officers have access to the same workplace amenities as do all of our staff members, consistent with our commitment to providing a positive work environment. We do, however, provide the following:

•	The CEO also is offered the opportunity to have a comprehensive annual physical examination at our expense;

•	The CEO and Executive Vice President of Sales are provided with a monthly car allowance to compensate them for the business use of their automobile;

•	We pay premiums on term life insurance for the CEO; and

•	We pay Seattle living expenses for the CEO.

Severance Plans and Employment Agreements

Peter van Stolk. Mr. van Stolk serves as our Chief Executive Officer, pursuant to an employment agreement that is effective for a term of three years, beginning from December 1, 2004 and expiring on November 30, 2007, and month to month thereafter.

Pursuant to the employment agreement, Mr. van Stolk receives an annual base salary of $125,000. The base salary may be increased, as necessary, so that during the first year of the agreement his salary is at least 65% of the highest annual salary paid to any other employee, and is at least 75% thereafter. Mr. van Stolk is eligible to receive (a) an annual performance bonus in an amount to be determined and agreed upon by us and Mr. van Stolk, to be based on objective performance criteria, and (b) annual stock options equal to a minimum of four times the total number of options granted to our outside directors. If we have not determined the annual bonus by the end of the fiscal year (or submitted to a neutral arbitrator) and if we have positive retained earnings as of the last day of the fiscal year, then the amount of the bonus will be equal to 50% of Mr. van Stolk’s base salary for that year. Unless otherwise agreed, any bonus payments will be 50% in cash and 50% in our common stock. The employment agreement also provides for a $600/month car allowance, four weeks’ annual vacation, term life insurance payable to Mr. van Stolk’s designated beneficiary and disability insurance. During the term of the employment agreement, our Board of Directors will nominate Mr. van Stolk for re-election to the Board.

The employment agreement may be terminated by Mr. van Stolk, as follows: (a) upon 30 days’ notice of voluntary resignation; (b) upon 14 days’ notice if we are in breach of the agreement and the breach has not been cured; or (c) at any time after the expiration of 30 days from the date of a “change of control” or a change in our management or reporting structure. We may terminate the employment agreement (i) at any time, for termination for “cause” (as defined in the employment agreement) or (ii) upon 30 days’ notice, for termination without cause. In addition, the agreement will automatically terminate upon Mr. van Stolk’s death or disability. A “change of control” includes (X) any person acquiring beneficial ownership of 15% or more of our outstanding common stock, (Y) any liquidation, sale or disposition of all or substantially all of our assets, or (Z) the election of a majority of the directors at a shareholders’ meeting who are not persons nominated by the then-incumbent board of directors.

Mr. van Stolk will be entitled to receive $200,000 severance, plus any stock options he would be entitled to receive for the year of termination, in the event the agreement is terminated due to a breach by us, a “change of control” or change in management or reporting structure, or by us without cause. If Mr. van Stolk voluntarily resigns, he will be entitled to his base salary through the termination date, plus any stock options he would be entitled to receive for the year of termination. In the event of termination due to his death or disability, Mr. van Stolk’s estate or legal representative will be entitled to receive an amount equal to one year’s base salary.

The employment agreement also contains certain restrictive covenants, including confidentiality provisions and provisions precluding Mr. van Stolk from competing with us for up to 12 months following the term of the agreement.

Hassan Natha. Mr. Natha serves as our Chief Financial Officer pursuant to an employment agreement that is effective for a term of three years, beginning from January 1, 2007 and expiring on December 31, 2009 and automatic renewal unless otherwise negotiated and agreed upon by the parties.

Pursuant to the employment agreement, Mr. Natha receives an annual base salary of $175,000, and we may consider increases based on merit and performance. Incentive compensation shall not be set at less than 35% of

Mr. Natha’s base salary, provided that incentive compensation targets are met. These targets will be set at the beginning of each fiscal year by the Board, and will include personal and corporate performance. Subject to the approval of the Compensation Committee in its sole discretion in each instance, we shall issue to Mr Natha, on or before April 1, 2007 and annually thereafter, options to purchase 40,000 shares of Jones Soda common stock, subject to the terms and conditions of our stock option plan then in effect.

We may terminate Mr Natha’s employment without Cause (as defined in the agreement) upon 30 days’ written notice to Mr Natha. In such case, we would pay severance in an amount equal to the product of (A) Mr. Natha’s base salary, multiplied by (B) the sum of (x) 12 months, plus (y) one month for each year of service beginning from the commencement date; provided, however, that in no event shall such number of months exceed 18 months. This formula would also apply to incentive compensation and COBRA payments. Mr Natha may also terminate his employment upon 30 days prior written notice to us.

The employment agreement also contains certain restrictive covenants, including confidentiality provisions and provisions precluding Mr. Natha from competing with us for up to 12 months following the termination of the agreement.

We do not have employment agreements with any of the other Named Executives Officers.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our Named Executive Officers, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. Our executive compensation program is designed to maximize the deductibility of compensation. During 2006, we did not exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation.

A limited number of incentive stock options, which are not tax deductible at the time of grant, exercise or upon a subsequent qualifying disposition of the underlying shares, may be granted to the Named Executive Officers as part of the stock option portion of their annual long-term incentive grants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Michael M. Fleming, Chairman

Scott Bedbury

John J. Gallagher, Jr.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2006, all compensation awarded, earned by or paid to the following persons (collectively, the “Named Executive Officers”):

•	Peter M. van Stolk, our Chief Executive Officer;

•	Hassan N. Natha, our Chief Financial Officer;

•	Lars P. Nilsen, our Executive Vice President of Sales;

•	Melody Morgan, our Controller, who served as our principal financial officer from March 28, 2006 until April 4, 2006; and

•	James M. Mullen, our former Interim Chief Financial Officer from December 12, 2005 through March 28, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Peter M. van Stolk Chief Executive Officer	2006	$173,150	—	—	$131,027		—	$19,270	(2)	$323,447
Hassan N. Natha Chief Financial Officer	2006	111,042	—	—	87,694	—	—	—		198,736
Lars P. Nilsen Executive Vice President of Sales	2006	137,627	—	—	45,398	—	—	11,879	(3)	194,904
Melody Morgan Controller	2006	77,549	$6,667	—	40,828		—	6,948	(4)	131,992
James M. Mullen former Interim Chief Financial Officer	2006	—	—	—	—	—	—	65,333	(5)	65,333

(1)	Stock options (other than new hire grants and special awards) are granted annually to our executive officers, including the Named Executive Officers, at the same time that all other employees receive equity awards. In 2006, the annual stock option grant was approved by the Compensation Committee on March 6, 2006. The exercise price of all options granted is 100% of the closing price of our common stock on the grant date. Stock options granted to executive officers and all employees as part of their annual long-term incentive grants before July 28, 2006 generally vest in equal installments over eighteen months. Stock options granted to executive officers and employees as part of their annual long-term incentive grants on or after July 28, 2006 generally vest in equal installments over forty-two months. Stock options expire five years after the grant date.

(2)	This amount includes $7,800 for car allowance, $7,541 for living expenses incurred in Seattle, $2,929 in term life insurance premiums and $1,000 for annual physical exam.

(3)	This amount includes $5,500 for car allowance and $6,379 for medical and dental premiums

(4)	Represents medical and dental premiums

(5)	Represents consulting fees

Grants of Plan-Based Awards

The following table shows information regarding equity-based awards granted to the Named Executive Officer during 2006. During 2006 we did not have any awards under non-equity incentive plans or equity incentive plans that provided for future payout upon satisfaction of conditions.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Peter M. van Stolk	03/06/2006	—	56,225	$6.47	$144,498
	07/30/2006	—	23,775	9.29	87,968
Hassan N. Natha	05/01/2006	—	40,000	9.33	148,800
	07/30/2006	—	25,000	9.29	92,500
Lars P. Nilsen	03/06/2006	—	30,000	6.47	77,100
Melody Morgan	03/06/2006	—	23,900	6.47	61,423
James M. Mullen	—	—	—	—	—

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following describes the material factors necessary to understand the compensation disclosed in the tables on Summary Compensation and Grants of Plan-Based Awards.

Option Awards. Stock Options were granted on March 6, 2006 by the Board. The number of options was determined by our option granting policy. In addition, during 2006 following Mr. Natha’s appointment as our Chief Financial Officer, we granted two stock option awards to Mr. Natha. In all cases, the exercise price of all stock options is the closing price of our common stock on the date of grant. All stock options granted in 2006 vest over the period determined by the Board (see above) and become exercisable on upon vesting (although vesting may be accelerated in the event of a change of control) and have a term of 5 years.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table presents information about unexercised stock options, stock that has not yet vested and equity incentive plan awards for each of the Named Executive Officers as of December 31, 2006.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name
	Exercisable		Unexercisable
Peter M. van Stolk	100,000		—		—	$0.50	04/11/2007	—	—	—	—
	150,000		—		—	0.46	06/27/2007	—	—	—	—
	80,000		—		—	0.30	04/16/2008	—	—	—	—
	80,000		—		—	2.15	01/06/2009	—	—	—	—
	100,000		—		—	4.00	01/19/2010	—	—	—	—
	28,112	(1)	28,113	(1)	—	6.47	03/06/2011	—	—	—	—
	—		23,775	(2)	—	9.29	07/31/2011	—	—	—	—
Hassan N. Natha	20,000	(1)	20,000	(1)	—	9.33	05/01/2011	—	—	—	—
	—		25,000	(2)	—	9.29	7/31/2011	—	—	—	—
Lars P. Nilsen	15,000	(1)	15,000	(1)	—	6.47	03/06/2011	—	—	—	—
Melody Morgan	5,156	(1)	1,719	(1)	—	5.01	08/09/2010	—	—	—	—
	11,950	(1)	11,950	(1)	—	6.47	03/06/2011	—	—	—	—
James M. Mullen	—		—		—	—	—	—	—	—	—

(1)	These options vest over a period of 18 months, with 25% vested on the grant date and an additional 25% vested on each 6-month anniversary of the grant date.

(2)	These options vest over a period of 42 months, with 14.29% vesting on each 6-month anniversary of the grant date.

Option Exercises and Stock Vested

The following table presents information about each exercise of stock options, during fiscal 2006 for each of the Named Executive Officers on an aggregated basis. During 2006, we had no SARs, restricted stock awards, restricted stock units or similar instruments.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Peter M. van Stolk	60,000	$425,400	—	—
Hassan N. Natha	—	—	—	—
Lars P. Nilsen	—	—	—	—
Melody Morgan	—	—	—	—
James M. Mullen	—	—	—	—

Pension Benefits

We do not currently have any plans that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

We do not currently have any defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Other than employment agreements with Mr. van Stolk and Mr. Natha (as described above), we do not have any plans or agreements that are specific and unique to executive officers regarding termination of employment or a change of control of the company. However, we do have provisions contained in our 2002 Stock Option Plan that provide for compensation to all participants in those plans in the event of a change of control or certain termination events, as described below.

Equity Awards

Our 2002 Stock Option Plan provides for accelerated vesting of all unvested stock options upon a change of control (as defined in the plan), irrespective of the scheduled vesting date for these awards.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of the Named Executive Officers upon a change of control, a qualifying termination within two years following a change of control and the death or disability of the Named Executive Officer. The amounts shown assume that the triggering events occurred on December 31, 2006.

Per SEC rules, the intrinsic value of accelerated unvested stock options shown in the tables below was calculated using the closing price of our common stock on December 29, 2006 ($12.30). The intrinsic value is the aggregate spread between $12.30 and the exercise prices of the accelerated options.

Peter M. van Stolk

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control ($)	Change of Control and Termination ($)	Death or Disability ($)
Lump sum cash severance payment	$200,000	$200,000	$173,150
Intrinsic value of accelerated unvested stock options	5,780,000	5,780,000	0
Continuing health and welfare benefits for one years(1)	3,900	3,900	0

Total	$5,983,900	$5,983,900	$173,150

Hassan N. Natha

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control ($)	Change of Control and Termination ($)	Death or Disability ($)
Lump sum cash severance payment	0	0	0
Intrinsic value of accelerated unvested stock options	174,000	174,000	0
Continuing health and welfare benefits for one years(1)	0	0	0

Total	$174,000	$174,000	—

Lars P. Nilsen

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control ($)	Change of Control and Termination ($)	Death or Disability ($)
Lump sum cash severance payment	0	0	0
Intrinsic value of accelerated unvested stock options	166,000	166,000	0
Continuing health and welfare benefits for one years(1)	0	0	0

Total	$166,000	$166,000	—

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

DIRECTOR COMPENSATION

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Effective July 1, 2006, the Board approved a revised compensation plan for directors, based in part on surveys of director compensation plans from other comparable public companies. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties as well as the skill-level required of members of the Board, and our cash-flows. The compensation plan is based on actual attendance at meetings and also requires an annual performance review of each director. The Chairman of the Nomination Committee performs an annual performance review of each director

In addition to cash and stock-based compensation, non-employee directors are reimbursed for their out of pocket expenses, in accordance with our reimbursement policies, incurred in attending meetings of the Board of Directors and committee meetings and conferences with our senior management. We also maintain liability insurance on all of our directors and executive officers.

Cash Compensation

Under the revised compensation plan effective July 1, 2006, each non-employee director is entitled to receive an annual cash retainer of $12,000. Non-employee directors are paid an attendance fee of $1,000 for each Board meeting ($500 for telephonic meetings) and $1,000 for each committee meeting ($500 for telephonic meetings). Directors serving on the Audit Committee receive $1,000 for all audit committee meetings, whether attended in person or via telephone. Each non-employee director who serves as a committee chair receives an annual fee, in addition to the annual cash retainer, in the amount of $3,500 for the chair of the Audit Committee and $2,000 for the chair of each of the Compensation Committee and Nomination Committee. Under the director compensation plan prior to July 2006, non-employee directors received a fee of $500 for each Board meeting attended, and a fee of $250 for each Board conference call and each Board committee meeting attended. Directors who are our employees receive no compensation for their service as directors.

Stock Options

Each non-employee director receives an annual stock option grant for 20,000 shares of common stock, with an exercise price equal to the fair market value of the common stock on the date of grant and a term of five years. Effective July 2006, the Board adopted a new vesting schedule for option awards, with vesting over a period of 42 months, with 14.29% vesting on each 6-month anniversary of the grant date. Stock options awarded prior to July 2006 vested over a period of 18 months from the date of grant, at the rate of 25% on the date of grant and an additional 25% on each six month anniversary of the date of grant.

Director Compensation Table

The following table presents information about compensation paid to non-employees directors during 2006.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Ron Anderson(3)	$2,250	—	4,141	—	—	—		$6,391
Scott Bedbury	10,000	—	37,167	—	—	—		47,167
Richard S. Eiswirth Jr.	4,000	—	6,673	—	—	—		10,673
Michael M. Fleming	9,500	—	37,167	—	—	$2,225	(4)	48,892
John J. Gallagher, Jr.	9,000	—	37,167	—	—	—		46,167
Stephen C. Jones	8,750	—	30,266	—	—	—		39,016
Matthew Kellogg(3)	7,500	—	28,913	—	—	—		36,413
Alfred W. Rossow, Jr.	10,750	—	37,167	—	—	—		47,917

(1)	Peter M. van Stolk, our Chief Executive Officer and Chairman of the Board, is not included in this table as he is an employee of the Company and receives no compensation for his service as a director. Mr. van Stolk’s compensation as an executive officer of the Company is shown in the Summary Compensation Table on page 11.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the 2006 fiscal year in accordance with FAS 123(R), and includes amounts from awards granted in and prior to 2006. As of December 31, 2006, each director had the following number of options outstanding: Ron Anderson: 0; Scott Bedbury: 80,000; Richard S. Eiswirth: 20,000; Michael M. Fleming: 80,000; John J. Gallagher, Jr.: 40,000; Stephen C. Jones: 20,000; Matthew Kellogg: 0; and Alfred W. Rossow, Jr.: 60,000.

(3)	Messrs. Anderson and Kellogg are former directors of the Board. Mr. Anderson served until May 18, 2006, the date of the 2006 Annual Meeting of Shareholders. Mr. Kellogg resigned on August 30, 2006.

(4)	Represent fees paid for services rendered by Mr. Fleming’s law firm, Lane Powell PC.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of April 10, 2007, are as follows:

Name	Age	Position
Peter M. van Stolk	43	President, Chief Executive Officer and Chairman of the Board
Hassan N. Natha	48	Chief Financial Officer and Secretary
Peter J. Burns	46	Senior Executive Vice President of Sales and Marketing
Lars P. Nilsen	45	Executive Vice President of Sales
Scott Bedbury(2)(3)(4)	49	Director
Richard S. Eiswirth Jr(1)(4)	38	Director
Michael M. Fleming(3)(4)	58	Director
John J. Gallagher, Jr.(1)(2)(3)(4)	58	Director
Stephen C. Jones(4)	51	Director
Alfred W. Rossow, Jr.(1)(4)	74	Director

(1)	Current member of Audit Committee (see “– Audit Committee” below)

(2)	Current member of Nomination Committee (see “– Nomination Committee” below)

(3)	Current member of Compensation Committee (see “– Compensation Committee” below)

(4)	Each such director is “independent” within the meaning of the listing standards of The Nasdaq Stock Market.

Officers are appointed by the Board of Directors. Each executive officer named above will serve until his successor is appointed or until his earlier death, resignation or removal. It is expected that each of the above executive officers will be reappointed by the Board of Directors immediately following the Annual Meeting. We have established a written position description for our executive officers, including the CEO.

A majority of directors on our Board of Directors are “independent” within the meaning of the listing standards of The Nasdaq Stock Market. In addition, a majority of directors on our Board of Directors are “independent” within the meaning of applicable corporate governance policies of the TSX Venture Exchange, including NI 58-101 and MI 52-110.

Directors

For the biographical summary of our seven director-nominees, see “Proposal 1. Election of Directors – Nominees” below.

Executive Officers

In addition to our Chief Executive Officer, Peter M. van Stolk, following is biographical information for our other executive officers.

Hassan N. Natha	Mr. Natha has served as our Chief Financial Officer since April 4, 2006. From August 2005 to January 2006, Mr. Natha was an associate with CFO Selections, a professional services firm, and from March 2003 to July 2005, Mr. Natha was a principal with Business to Business CFO, a professional services firm. Prior to that, from January 2002 to December 2002, Mr. Natha was the CFO with Washington Gaming Inc., a private real estate and gaming company. From October 2000 to December 2001, he served as a senior manager for Accenture Inc. Mr. Natha is a Certified Public Accountant, and received a Bachelor of Commerce (Accounting) from Concordia University and a Graduate Diploma in Public Accountancy from McGill University.

Peter J. Burns	Mr. Burns was hired as our Senior Executive Vice President of Sales and Marketing in April 2007. From July 2005 to October 2006, Mr. Burns was the Vice-President of Sales for Izze Beverage Company, a new age beverage company. Prior to that, from January 2001 to June 2005, he was the Executive Vice-President of Sales of Mauna Loa Macadamia Nut Corporation, a food manufacturer and distributor. From August 1992 to November 2000, he held various positions, including General Manager and National Sales Manager at Celestial Seasonings, Inc, a beverage company. Mr. Burns received a Bachelor of Science from Randolph Macon College.

Lars P. Nilsen	Mr. Nilsen was hired as our Executive Vice President of Sales in February 2006. Mr. Nilsen joined us from Northwest Horticulture, where he served in the roles of Chief Operating Officer and President/CEO, from September 2001 to December 2005. Prior to Northwest Horticulture, Mr. Nilsen served for 8 years in multiple senior positions with The Coca-Cola Company in Scandinavia. Mr. Nilsen’s education includes an MBA from the University of Washington, a B.Sc. from the University of Utah with a major in Finance and an extensive management training program from Coca-Cola University.

Board Meetings and Committees

The roles and responsibilities of the Board are as set forth by Washington corporate law, which includes providing general oversight of management and setting strategic direction for the company. During the 2006 fiscal year, the Board of Directors held 14 meetings. Each director was in attendance at more than 75% of the meetings held of the Board and any committees on which he served during his tenure as a director in 2006. At each Board meeting, the non-management directors have the opportunity to meet in executive session without members of management present. Peter van Stolk, a director and our Chief Executive Officer, currently serves as the Chairman of the Board. We have not established a written position description for our Chairman of the Board or for the Chairs of any of the Board Committees; rather, a primary function of those positions is to set the agenda for and lead the meetings.

Our Board currently has an Audit Committee, a Compensation Committee and a Nomination Committee, each of which is comprised solely of independent directors.

For all directors, we provide a copy of our Board materials and attempt to keep them apprised of developments in the beverage industry and changes in applicable law affecting our business.

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices. The committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of our company and our subsidiaries. The committee annually reviews the qualifications and objectivity of our independent auditors, is responsible for selecting, retaining or replacing our independent auditors, reviews the scope, fees and result of their audit, reviews and approves any non-audit services and related fees, is informed of their significant audit findings and management’s responses thereto, and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. In December 2004, the Board of Directors adopted a written charter for the Audit Committee. A copy of the current charter is attached to this proxy statement as Appendix A.

The Audit Committee currently consists of Alfred W. Rossow, Jr. (Chair), John J. Gallagher, Jr. and Richard S. Eiswirth Jr. Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Rossow is qualified as an “audit committee financial expert” within the meaning of SEC regulations based on his accounting and related financial management expertise. All of the directors on the Audit Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Audit Committee held four meetings in 2006.

Compensation Committee

The Compensation Committee oversees incentive compensation plans for officers and key employees and approves standards for setting compensation plans for senior executives. The committee also approves the compensation of certain employees whose salary is above specified levels and makes recommendations to the Board for approval as required. The committee also recommends bonuses and stock option awards. This committee meets as needed. The Board of Directors has not yet adopted a written charter for the Compensation Committee; however, the Board is currently working on a draft charter and intends to finalize and adopt a charter during 2007. The charter, once adopted, will be posted on our website at www.jonessoda.com.

The Compensation Committee currently consists of Michael M. Fleming (Chair), Scott Bedbury and John J. Gallagher, Jr. All of the directors on the Compensation Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Compensation Committee met two times during 2006.

Nomination Committee

The Nomination Committee identifies and recommends candidates for election to the Board. It advises the Board on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors, and compensation and benefit programs for non-employee directors. The committee makes recommendations relating to the duties and membership of committees of the

Board. The committee recommends processes to evaluate the performance and contribution of individual directors and the Board of Directors as a whole and approves procedures designated to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination Committee consults with the Chief Executive Officer in its process of recruiting new directors. The Nomination Committee may also assist in locating senior management personnel. The Board of Directors has not adopted a written charter for the Nomination Committee.

The Nomination Committee currently consists of Scott Bedbury (Chair) and John J. Gallagher, Jr. All of the directors on the Compensation Committee qualify as “independent directors” within the meaning of the listing standards of The Nasdaq Stock Market. The Nomination Committee met four times during 2006.

Policy on Shareholder Nomination of Directors

Candidates for election to our Board of Directors are nominated by our Nomination Committee and approved by our full Board of Directors for nomination to the shareholders.

In identifying candidates to be directors, the Nomination Committee seeks persons it believes to be knowledgeable in our business or having beverage or consumer products industry experience, or some aspect of it which would benefit our company. Our Nomination Committee believes that the minimum qualifications for serving on our Board of Directors are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, and have an ability to review and understand our financial statements and other reports and to discuss such matters intelligently and effectively. The Nomination Committee will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the audit committee, the Nomination Committee will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our shareholders; accordingly, persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

Candidates have traditionally been recommended to the Board by our Chief Executive Officer or one of the other directors, and there has not been a formal process for identifying new director nominees. Our Nomination Committee is open to receiving recommendations from shareholders as to potential candidates it might consider. The Nomination Committee gives equal consideration to all director nominees, whether recommended by our shareholders, management or current directors.

Since our last annual shareholders meeting in May 2006, the Board appointed a new director, Richard S. Eiswirth Jr, upon the recommendation of the Nomination Committee. Mr. Eiswirth was initially recommended to the Nomination Committee by Stephen C. Jones, one of our existing directors.

A shareholder wishing to submit a director nomination should send a letter to the Nomination Committee, c/o Corporate Secretary, Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Nomination Committee necessarily will nominate the person so recommended by a shareholder. In addition, for nominees for election to the Board proposed by shareholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;

•	the principal occupation or employment of each nominee;

•	the number of shares of our common stock beneficially owned by each nominee;

•	the name and address of the shareholder making the nomination and any other shareholders known by such shareholder to be supporting such nominee;

•	the number of shares of our common stock beneficially owned by such shareholder making the nomination, and by each other shareholder known by such shareholder to be supporting such nominee;

•	any other information relating to the nominee or nominating shareholder that is required to be disclosed under SEC rules in order to have a shareholder proposal included in our proxy statement; and

•	a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

According to our Bylaws, any shareholder entitled to vote at an annual meeting may make a nomination for the election of directors. The nomination must be in writing and be delivered to our Corporate Secretary, at 234 Ninth Avenue North, Seattle, WA 98109. The notice must be received not less than 14 days nor more than 50 days prior to the date of the annual meeting; provided, however, that if less than 21 days’ notice of the meeting is given to the shareholders, such written notice of nomination must be delivered to our Corporate Secretary not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders.

Shareholder Communication with the Board

Shareholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a shareholder of Jones Soda Co., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock related matter; or

•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his or her review and follow-up action as he or she deems appropriate.

Director Attendance at Annual Meeting of Shareholders

We do not have a formal policy requiring director attendance at our annual meeting of shareholders, however, all directors are encouraged to attend. At last year’s 2006 annual meeting of shareholders, three of our directors were in attendance.

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We filed a copy of the Code as Exhibit 14.1 to our annual report on Form 10-KSB for the 2003 fiscal year, which may be accessed through the SEC’s website at www.sec.gov. In addition, we have a Code of Conduct as required by the rules of The Nasdaq Stock Market, applicable to all employees, officers and directors. Copies of the Code of Ethics and the Code of Conduct have been posted in the “Investors” section of our website, at www.jonessoda.com. We seek to monitor compliance with these codes by encouraging open communication with all employees and encouraging reporting of any perceived illegal or unethical behavior. We also have established a confidential and anonymous on-line “whistle blower” reporting procedure for our employees regarding accounting, internal controls and auditing matters.

RELATED-PARTY TRANSACTIONS

Since January 1, 2006, we have not engaged in any related-party transactions that would require disclosure under applicable rules of the Securities and Exchange Commission. A related-party transaction is generally defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction with us, such proposed transaction must be reported to us, preferably in advance. In accordance with our Audit Committee charter, it is the responsibility of the Audit Committee to review and approve or ratify all significant related party transactions and potential conflict of interest situations. A related-party transaction will be considered approved or ratified if it is authorized by the Audit Committee only after full disclosure of the related person’s interest in the transaction.

Our Audit Committee has not adopted formal written policies or procedures for the review of any such related-person transactions, however, below are some factors that the Audit Committee may consider in whether to approve or deny such transaction:

•	the related person’s interest in the related party transaction;

•	the approximate dollar value of the amount involved;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related party transaction or the related person in the context of the proposed transaction that would be material in light of the circumstances of the particular transaction.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Report

The Audit Committee of our Board of Directors serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process. Our independent accountants, KPMG LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Our independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants, and upon the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Alfred W. Rossow, Jr.

Richard S. Eiswirth Jr.

John J. Gallagher, Jr.

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter requires that the Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, all additional non-audit matters to be provided by the independent auditors must be pre-approved.

Audit and Related Fees

The following table set forth the aggregate fees billed by KPMG LLP for professional services rendered to us during the past two fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees(1)	$163,371	$124,074
Audit Related Fees(2)	—	—
Tax Fees(3)	29,916	38,857
All Other Fees(4)	37,593	22,905

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning services. For fiscal 2006 and 2005, these fees consisted primarily of preparation of tax returns.

(4)	“All Other Fees” for fiscal 2006 consisted of various issues regarding U.S. GAAP requirements, PIPE review and compliance with Sarbanes Oxley § 404.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven directors. Since our 2006 annual shareholders’ meeting, in August 2006, Matthew Kellogg, one of our long-standing directors, resigned as a director and the Board appointed Richard S. Eiswirth as a new director to our Board of Directors to fill the vacancy. We thank Mr. Kellogg for his commitment and years of service to the Board.

Our Board of Directors has nominated the seven persons named below as candidates for election at the Annual Meeting, each of whom is an existing director. If elected at the Annual Meeting, each director nominee would hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors are elected by a plurality of the shares voted at the Annual Meeting.

Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the seven nominees named below. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

The Board recommends a vote “FOR” each of the persons nominated by the Board.

Nominees

Set forth below is biographical information for each of the seven nominees as director, including any other public company for which such person serves as a director.

Name	Position / Background	Director Since
Peter M. van Stolk	Mr. van Stolk is our founder, and has served as our President, Chief Executive Officer and a director since May 1993, and as Chairman of the Board since December 2003. Mr. van Stolk began his career in the beverage industry in 1987 when he founded Urban Hand Ltd., a predecessor company to Jones Soda Co. He attended Grant McKewan College in Edmonton, Alberta.	May 1993

Scott Bedbury	Mr. Bedbury has served as one of our directors since August 2003. Mr. Bedbury is currently C.E.O. of Brandstream, an independent brand consultancy, and a speaker for the Leigh Bureau. Mr. Bedbury was a senior vice president of marketing at Starbucks from 1995 to 1998. Prior to that, he spent seven years as head of advertising for Nike, where he launched the “Just Do It” campaign. As C.E.O. of Brandstream, Mr. Bedbury has provided brand consulting to such companies as Coca Cola, Mattel Inc, Microsoft, Merck, Disney and Procter and Gamble. In addition, Mr. Bedbury is the author of A New Brand World: Eight Principles for Achieving Brand Leadership in the 21st Century. Mr. Bedbury holds a Bachelor of Arts degree from the University of Oregon.	August 2003

Richard S. Eiswirth Jr	Mr. Eiswirth has served as one of our directors since August 2006. Mr. Eiswirth is currently the Chief Financial Officer of Alimera Sciences, Inc., serving in such capacity since October	August 2006

2005. Prior to joining Alimera Sciences, Mr. Eiswirth was the chief financial officer and senior executive vice president of Netzee, Inc., a provider of internet banking solutions to community banks, from August 1999 to April 2002. . He is also the founder of two consulting practices, Brand Ignition Group LLC and Black River Holdings, Inc. Mr. Eiswirth started his career in Arthur Andersen’s audit and business advisory practice where he was a senior manager and certified public accountant. His experience includes financial and accounting management, mergers and acquisitions, initial public offerings, and entrepreneurial and start-up operational activities. He received an accounting degree from Wake Forest University in 1991. Mr. Eiswirth also serves on the board of directors, and is the chair of the audit committee, for Color Imaging, Inc.

Michael M. Fleming	Mr. Fleming has served as one of our directors since April 1997. Since February 2000, Mr. Fleming has been an attorney with the law firm of Lane Powell Spears Lubersky LLP in Seattle, Washington, specializing in real estate, dispute resolution, securities and environmental matters. From November 1992 to February 2000, Mr. Fleming was an attorney with the law firm of Ryan, Swanson & Cleveland in Seattle, Washington.	April 1997

Name	Position / Background	Director Since
He is also the President and owner of Kidcentre, Inc., a company in the business of providing child care services in Seattle, Washington. Since April 1985, he has also been the President and owner of Fleming Investment Co., an investment company. Mr. Fleming holds a Bachelor of Arts degree from University of Washington and a law degree from the University of California, Hastings College of the Law.

John J. Gallagher, Jr.	Mr. Gallagher has served as one of our directors since December 2003. Since 2003, Mr. Gallagher has served as the Chief Executive Officer of Ultreo, Inc., a consumer medical device company. Prior to that, Mr. Gallagher served as the President of Optiva Corporation / Philips Oral Healthcare from February 1999 to December 2002. Mr. Gallagher received his M.B.A. and his B.S. in Marketing from Seton Hall University.	December 2003

Stephen C. Jones	Mr. Jones has served as one of our directors since March 2006. Mr. Jones is currently President and partner at Denneen Jones and Company, a Boston-based strategy consulting business, which he joined in October 2006. Prior to that, from 2003 to 2006 Mr. Jones was the founder and CEO of Brand Ignition Group, a private company that works with private equity funds to identify and acquire emerging high growth consumer products companies. From 1986 to 2003, Mr. Jones worked in various positions with The Coca-Cola Company, most recently serving as its Chief Marketing Officer.	March 2006

Alfred W. Rossow, Jr.	Mr. Rossow has served as one of our directors since March 2004. Mr. Rossow is currently a Managing Director with Tully & Holland, Inc., an investment bank. From February 2004 to October 2006, Mr. Rossow owned and operated Rossow Associates, a marketing and finance consulting firm. From October 2003 to February 2004, Mr. Rossow was a principal with Demeter Group, an investment bank. From January 2002 to September 2003, Mr. Rossow was a partner with Tatum Partners, a national professional services firm. From October 1999 to September 2001, Mr. Rossow served as the Chief Financial Officer for Kendal Jackson Wine Estates. From October 1989 to September 1999, Mr. Rossow was the Chief Financial Officer, Executive Vice President/Chief Operating Officer and a director of Boston Beer Co. Mr. Rossow holds a B.A. from Harvard University and an M.B.A. from Harvard Business School.	March 2004

The Board of Directors Recommends that the Shareholders Vote “FOR”

Each of the Above Director-Nominees

PROPOSAL 2—APPROVAL OF AMENDMENTS TO THE 2002 STOCK OPTION PLAN TO PROVIDE FOR AWARDS OF RESTRICTED STOCK

Background

On April 12, 2007, the Board of Directors approved amendments to our 2002 Stock Option Plan to provide for the grants of restricted stock awards, subject to the approval of our shareholders. The 2002 Stock Option Plan, as amended, will be renamed the “2002 Stock Option and Restricted Stock Plan” and would allow for awards of stock options or restricted stock to our directors, officers, employees and consultants. If shareholder approval is not obtained, we will not implement the amendments to the 2002 Stock Option Plan and no restricted stock awards will be issued thereunder. A copy of the 2002 Stock Option and Restricted Stock Plan, as proposed to be amended, is attached to this proxy statement as Appendix B.

Purpose of the Amendments

The primary purpose of the amendments is to give the Board of Directors additional flexibility in providing equity compensation to our employees, officers, directors and consultants through restricted stock awards. We believe that restricted stock awards, in addition to stock option grants, are a standard form of equity compensation used by public companies. We believe that grants of restricted stock will help us to attract, retain and award the services of our employees, officers, directors and consultants, by providing such persons with a proprietary interest in our company that is more closely aligned to that of our shareholders. We are also proposing certain additional amendments to conform to recent changes in applicable laws.

Summary Description of Proposed Amendments

The following summary description of the proposed amendments to the 2002 Stock Option Plan is qualified in its entirety by reference to the copy of the 2002 Stock Option and Restricted Stock Plan set forth in Appendix B to this proxy statement (the “2002 Plan”). The amendments primarily relate to restricted stock awards, and the amendments do not materially change the provisions with respect to the granting of stock options, other than the change in the definition of fair market value described below.

Eligibility. All of our employees, officers, directors and consultants are eligible to participate in the 2002 Plan for awards of restricted stock and stock options.

Shares Subject to the 2002 Plan. The 2002 Plan authorizes the granting of awards of stock options or restricted stock for an aggregate of up to 4,500,000 shares of our common stock (subject to adjustment as described below). This number of shares was approved by the shareholders at the 2006 annual meeting, and is not being changed by the proposed amendments to the plan presented in this proxy statement. Shares which are forfeited, terminated or settled in cash in lieu of common stock or restricted stock shall again become available for award under the 2002 Plan.

Administration. The 2002 Plan will be administered by the Board of Directors, or a committee designated by the Board.

Awards. The Board will determine, based on recommendations from the Compensation Committee, persons to whom awards of stock options or restricted stock shall be made. Such awards may be based on the satisfaction of pre-established, company-wide performance goals or made at the discretion of the Board. The Board shall have the authority to determine any vesting schedule, rights of repurchase, and other terms, conditions and restrictions on the common stock awarded under the 2002 Plan, as set forth in the applicable award agreement to be entered into with each participant. Such terms may include, but are not limited to, acceleration of vesting or termination of rights to repurchase shares upon events such as death or disability of a participant or termination of a participant’s employment or term of board service. A participant to whom an award of restricted stock is made will generally have all the rights of a shareholder with respect to such shares, including the right to vote and to receive dividends, except as set forth in the applicable award agreement.

Fair Market Value. We are amending the 2002 Plan to change the definition of fair market value with respect to any award under the 2002 Plan to be determined by the closing trading price of the common stock on the date of grant, rather than the closing price for the day prior. This change is consistent with applicable law.

No Loans. We are amending the 2002 Plan to delete the provision that permits, in the discretion of the Board, payment of the exercise price or purchase price for an Award through a non-recourse loan, in installment payments or by the Company guaranteeing a loan. This deletion is consistent with changes in law provided by the Sarbanes-Oxley Act. We have never permitted anyone to exercise this provision.

Transferability. Except as set forth in the applicable award agreement, no restricted stock awarded under the 2002 Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of so long as such shares are subject to the forfeiture provisions of the award.

Adjustments. If our outstanding common stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, in which we are the surviving corporation, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the 2002 Plan and that may be thereafter awarded.

Change of Control. In the event of a change of control (as defined in the 2002 Plan), all awards of restricted stock or stock options will become automatically vested in full.

Duration. The 2002 Plan was originally adopted in June 2002 and shall have a term of ten years, until June 2012, unless otherwise amended or terminated. Termination will not affect any restriction previously imposed on stock awarded pursuant to the 2002 Plan.

Amendments. The Board may amend or terminate the 2002 Plan at any time, subject to shareholder approval required under any applicable laws, rules or regulations. Unless required by law, no amendment shall adversely affect any rights of participants or our obligations to participants with respect to any award previously granted under the 2002 Plan without the consent of the affected participant.

New Plan Benefits

If the 2002 Stock Option and Restricted Stock Plan, as amended, is approved by the shareholders, the Board intends to evaluate whether to make awards of restricted stock to our employees, officers and directors. However, the amount of any such award to our employees, officers and directors is not currently determinable.

Federal Income Tax Consequences of Restricted Stock Awards

The following is a brief summary of certain of the Federal income tax consequences of restricted stock awards granted under the 2002 Stock Option and Restricted Stock Plan based on Federal income tax laws in effect on January 1, 2007.

A participant who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the fair market value of the vesting shares. We will be entitled to a corresponding deduction when the value of the award is included in the recipient’s taxable income. Any awards that are not subject to a substantial risk of forfeiture will be taxed to the recipient at the time of grant to the extent of the fair market value of the stock at that date. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be a long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

A participant who is granted a restricted stock award that is subject to a substantial risk of forfeiture may make an election under Section 83(b) of the Code to be taxed on the award upon the date of grant based upon the fair market value of the stock at that date. The tax regulations provide that an employee has ordinary gain or loss upon the forfeiture of restricted property before the restrictions lapse, equal to the difference between the amount paid by the employee and any amount received as a result of the forfeiture.

Moreover, participants who are employees when income is realized will be subject to normal wage withholding provisions.

We will be entitled to a deduction for federal income tax purposes to the extent a participant realizes taxable income in connection with the restricted stock grants.

The foregoing discussion is not a complete description of the Federal income tax aspects of restricted stock awards under the 2002 Stock Option and Restricted Stock Plan. In addition, administrative and judicial interpretations of the application of the Federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any awards.

Accounting Treatment of Restricted Stock Awards.

For accounting purposes, we will recognize compensation expense for shares of common stock subject to restricted stock awards under the Equity Incentive Plan over the vesting period at the fair market value of such shares on the date they are awarded.

Shareholder Approval Requirements

Under U.S. law, approval of the amendments to the 2002 Stock Option and Restricted Stock Plan requires the affirmative vote of holders of a majority of the shares of common stock cast at the Annual Meeting. In addition, for compliance with the rules of the TSX Venture Exchange, approval of the amendment to the 2002 Stock Option and Restricted Stock Plan requires the affirmative vote of holders of a majority of the shares of common stock cast at the meeting by “disinterested shareholders” (being those shareholders who are not “Insiders” or their “Associates,” as such terms are defined under the policies of the TSX Venture Exchange). Assuming shareholder approval of the amendments to the 2002 Stock Option and Restricted Stock Plan, following the annual meeting, we will then petition the TSX Venture Exchange for its acceptance of the 2002 Stock Option and Restricted Stock Plan.

The Board of Directors Recommends that the Shareholders Vote “FOR”

the Amendments to the 2002 Stock Option and Restricted Stock Plan.

PROPOSAL 3—ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

Background

The Jones Soda Co. 2007 Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board of Directors on April 12, 2007, subject to shareholders approval. In order to become effective, shareholder approval of the ESPP must be obtained within one year following such date. If the shareholders approve the ESPP, the Board will determine when to implement it with our employees.

The Board of Directors believes that adoption of the ESPP is in the best interests of the Company and our shareholders, because the ESPP encourages the purchase of common stock by our employees, further aligning the economic interests of employees and shareholders and providing an incentive for continued employment.

Plan Description

The following is a summary of the material provisions of the ESPP. The summary is qualified in its entirety by the specific language of the ESPP, which is attached hereto as Appendix C.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Purpose. The purpose of the ESPP is to provide our employees with an opportunity to purchase common stock at a 15% discount from the market price.

Administration. The Board of Directors, or a committee designated by the Board, will administer the ESPP. The plan administrator will administer the grant of purchase rights and the purchase of common stock by eligible participating employees under the provisions of the ESPP and will make determinations required under the ESPP with respect to the grant of purchase rights and the purchase of common stock. The plan administrator has the authority to interpret and construe the provisions of the ESPP and to resolve all factual and legal questions under the plan, including the entitlement of eligible participating employees to common stock purchased under the ESPP. The interpretations and factual and legal determinations will be final and binding on all persons and parties concerned.

Availability of Shares. Up to 300,000 shares of common stock will be available for issuance under the ESPP, subject to adjustment by the plan administrator in the event of a corporate event such as a stock split, spin-off, reorganization, merger, consolidation, repurchase or share exchange. The shares issuable under the ESPP may be authorized but unissued shares, or shares purchased in the public market.

Eligibility. Any employee who is, as of the commencement of an offering period, employed by Jones Soda and who is scheduled to work at least 20 hours per week will be eligible to participate in the ESPP, so long as, at the beginning of each offering period, the employee has also been in our continuous employ for at least one year. In addition, under IRS rules an employee who owns 5% or greater of our outstanding common stock is not eligible to participate in the ESPP.

As of March 31, 2007, the number of eligible employees would be approximately 45.

Minimum and Maximum Contributions. Each eligible employee will be permitted to purchase shares of common stock through regular payroll deductions in an aggregate amount equal to 1% to 10%, as chosen by such employee, of the employee’s base salary for each payroll period. A participant in the ESPP may contribute a maximum of $15,000 per calendar year toward the purchase of shares of common stock under the ESPP; provided, further, that a participant may not purchase more than 500 shares of common stock during any offering period.

Offering Periods. The ESPP provides for a series of consecutive offering periods that will commence at the beginning of each calendar quarter unless the plan administrator determines otherwise. During each offering period, participants will be able to purchase shares of common stock with payroll deductions at a purchase price equal to 85% (or a different percentage determined by the plan administrator) of the fair market value of common stock at either the beginning or the end of each offering period, whichever price is lower.

Delivery of Purchased Shares. At the end of each offering period, the participant’s option will be exercised and the shares of common stock purchased will be credited to the participant’s account under the ESPP. The purchased shares will be delivered to the participant upon the participant’s request.

Amendment and Termination. The ESPP may be amended or terminated by the Board of Directors. However, no amendment to the ESPP that requires shareholder approval in order for the ESPP to continue to comply with Section 423 of the Internal Revenue Code or any other law, regulation or rule will be effective unless the amendment is approved by shareholders. In addition, no termination can adversely affect options previously granted and no amendment to a previously granted option that would adversely affect the rights of any participant may be made.

Tax Considerations

Delivery of shares of common stock or of cash pursuant to the ESPP will be subject to any required federal, state or local tax withholding. A person entitled to receive shares of common stock may, as a condition precedent to receiving such shares, be required to pay a cash amount equal to the amount of any required federal, state or local tax withholdings. However, under current tax law, no federal income or FICA (Social Security) tax withholding is required in connection with income recognized under the ESPP.

Generally, there are no income tax consequences to an eligible participating employee upon the grant of a purchase right under the ESPP or upon the exercise of the purchase right.

In general, favorable tax treatment is available if, at all times during the period beginning with the date of grant of the purchase right and ending on the day not more than three months before the date of the exercise of the purchase right, the participant is our employee.

The tax implications of the disposition of the common stock acquired by an eligible participating employee upon the exercise of a purchase right pursuant to the ESPP will depend upon whether the eligible participating employee disposes of the stock before or after the statutory holding period has been met. The applicable holding period is the later of (a) two years from the date of the grant of the purchase right and (b) one year from the date of the exercise of the purchase right. That is, to meet the statutory holding period, no disposition of the shares of common stock may be made by the participant within two years after the date of grant of the purchase right or within 12 months after the date of transfer of the shares to the participant.

Generally, if the eligible participating employee sells or otherwise disposes of the stock after the expiration of the statutory holding period or in the event of the death of the eligible participating employee, the disposition is considered to be a qualifying disposition. In the year of a qualifying disposition, the eligible participating employee will be required to recognize ordinary income equal to the lesser of (a) the difference between the fair market value of the stock on the date of the grant of the purchase right and the exercise price of the purchase right and (b) the difference between the amount realized on the disposition of the stock and the exercise price of the purchase right. Any gain or loss recognized on the disposition of the stock will be long-term capital gain or loss.

Generally, if the eligible participating employee sells or otherwise disposes of the stock before the expiration of the statutory holding period, the disposition is considered to be a disqualifying disposition. In the year of a disqualifying disposition, the eligible participating employee will be required to recognize ordinary income equal to the difference between the fair market value of the stock on the date of exercise of the purchase right and the exercise price. Any additional gain or loss recognized on the disposition of the stock will be short-term or long-term capital gain or loss depending upon the length of time the eligible participating employee has held the stock after exercise of the purchase right.

For income tax purposes, we generally may not deduct the difference between the fair market value of the stock on the date of the grant of the purchase right and the exercise price of the purchase right under the ESPP. However, on a disqualifying disposition, we may deduct the amount that the participating employee must include as ordinary income.

New Plan Benefits

The benefits and amounts that will be received under the ESPP by each of the Named Executive Officers, the executive officers as a group, the non-executive directors as a group and all other non-executive officer employees as a group are not presently determinable, because participation in the ESPP is based upon enrollment by eligible employees and may vary from year to year and from participant to participant.

Shareholder Approval Requirements

Under U.S. law, approval of the adoption of the Employee Stock Purchase Plan requires the affirmative vote of holders of a majority of the shares of common stock cast at the Annual Meeting. In addition, for compliance with the rules of the TSX Venture Exchange, approval of the Employee Stock Purchase Plan requires the affirmative vote of holders of a majority of the shares of common stock cast at the meeting by “disinterested shareholders” (being those shareholders who are not “Insiders” or their “Associates,” as such terms are defined under the policies of the TSX Venture Exchange). Assuming shareholder approval of the Employee Stock Purchase Plan, following the annual meeting, we will then petition the TSX Venture Exchange for its acceptance of the Employee Stock Purchase Plan.

The Board of Directors Recommends that the Shareholders Vote “FOR”

Adoption of the Employee Stock Purchase Plan

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent auditors for the 2007 fiscal year, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG LLP has audited our financial statements since November 24, 1995. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws, however the policies of the TSX Venture Exchange require that at each annual meeting of shareholders, the shareholders be permitted to vote on the appointment of the auditor. In addition, the Board of Directors is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our shareholders.

The Board of Directors Recommends a Vote “FOR” Proposal 4

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

We currently intend to hold our next annual meeting in May 2008. Eligible shareholders who wish to present proposals for action at the 2008 Annual Meeting of Shareholders must submit their proposals in writing to our Corporate Secretary, at 234 Ninth Avenue North, Seattle, Washington 98109. Proposals must be received by the Corporate Secretary no later than December 18, 2007 for inclusion in our proxy statement for next year’s annual meeting. A shareholder is eligible to present a proposal if, at the time he or she submits the proposal, the shareholder owns at least 1% or $2,000 in market value of common stock and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 2008 annual meeting. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. In addition, any shareholder who intends to present a proposal at the 2008 annual meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal no later than February 22, 2008 or such proposal will be considered untimely. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jones Soda Co., 234 Ninth Avenue North, Seattle, WA 98109, Attention: Investor Relations.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors

Peter M. van Stolk

President and Chief Executive Officer

April 17, 2007

APPENDIX A

JONES SODA CO.

AUDIT COMMITTEE CHARTER

Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of Jones Soda Co. (the “Company”) in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management and the Board of Directors have established, and the Company’s audit and financial reporting process.

The function of the Committee is to provide oversight; it is the responsibility of the Company’s management to maintain appropriate systems for accounting and internal control, and it is the responsibility of the Company’s independent auditors to plan and carry out a proper audit. The independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s shareholders. The Committee has the sole authority to select, evaluate, and, where appropriate, replace the independent auditors.

The Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of information it receives, discussions with the accountants and the experience of the Committee’s members in business, financial and accounting matters.

Committee Composition

Number and Appointment. The Committee shall be comprised of three or more directors, who shall be appointed annually and subject to removal at any time, by the Board of Directors.

Independence. Each Committee member shall meet the independence requirements set out by (a) the applicable listing standards of the securities exchange, securities association, SRO or stock market on which the Company’s securities are quoted or listed for trading (the “Stock Market”) and (b) the rules and regulations of the Securities and Exchange Commission (“SEC”). No member of the Audit Committee shall receive any compensation from the Company other than his or her Directors’ fees, benefits and expense reimbursement.

Financial Literacy. Each Committee member shall be financially literate, having a basic understanding and knowledge about financial and auditing matters, financial controls and reporting, and must be able to read and understand financial statements. At least one Committee member shall also have accounting or related financial management expertise to qualify as a “financial expert” (as defined by the SEC or applicable Stock Market requirements).

Authority

The Committee shall have sole authority to appoint, determining funding for, and oversee the Company’s independent auditors. The Committee has the authority to investigate any activity of the Company within its scope of responsibilities, and shall have unrestricted access to members of management and all information relevant to its responsibilities. All employees are directed to cooperate as requested by members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility, including engaging independent counsel or other advisors.

Specific Responsibilities and Duties

To fulfill its responsibilities the Committee shall do the following, which is not intended to be an exhaustive list, and the Committee shall take such other action as it determines reasonable, necessary or appropriate to carry out the purposes of the Committee:

Relationship with Independent Auditors. The Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

•	retain and terminate, if appropriate, the Company’s independent auditors in consultation with the full Board of Directors;

•

review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors;

•	review the independent auditors’ annual written statement pursuant to Independence Standards Board Standard No. 1, outlining any relationships that may impact their independence or objectivity;

•	review and pre-approve any additional or permitted non-audit services to be provided by the independent auditors;

•

enable direct communication between the independent auditors and the Committee at all times, and instruct the independent auditors to report directly to the Committee any serious difficulties or disputes with management;

•	review with management and the independent auditors the financial statements and disclosures to be included in the Company’s annual or quarterly reports to be filed with the SEC prior to filing;

•

at least bi-annually, obtain and review a report by the Company’s independent auditors describing the independent auditor firm’s internal quality-control procedures, review any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, and any steps taken to deal with any such issues, and (assess the auditors’ independence) all relationships between the independent auditors and the Company;

•

review the audit process with management and the independent auditors, upon completion of their annual audit, to discuss, identify or evaluate: (i) the cooperation received by the independent auditors from management, including access to all requested information; (ii) any instances where management has obtained “second opinions” from other external auditors; (iii) any disagreements with management that, if not satisfactorily resolved, would have caused the auditors to modify their report on the financial statements; (iv) management’s comments regarding the audit; (v) any restrictions placed by management on the scope of the audit, and (vi) any other matters the Committee deems appropriate;

•

inquire of management and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

•	monitor such action;

•

discuss with the Company’s independent auditors the results and findings of any PCAOB audits or other investigations with respect to such independent auditor firm, and the Committee may request the Company’s independent auditors provide the Committee with a copy of any such findings;

•	meet periodically with the independent auditors in private session (without the participation of management); and

•

prepare and approve the Committee’s report included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

Financial Reporting Process. The Committee shall monitor the preparation by management of the Company’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

•

review periodically, with management, the Company’s internal accountants and the independent auditors, the adequacy of the Company’s accounting and financial personnel and any relevant recommendations concerning internal controls, accounting principles, and accounting/reporting systems;

•

review the effect of any important new pronouncements of the accounting profession and other regulatory bodies on the Company’s accounting and reporting policies, and consider and approve, if appropriate, changes to the Company’s accounting principles and practices proposed by management;

•	review the accounting and reporting treatment of any significant transactions outside the Company’s ordinary operations;

•	discuss with the independent auditors any significant changes in auditing standards or their audit scope;

•	ensure that any concerns or complaints received by the Company regarding its accounting, internal control, or auditing matters are addressed; and

•

review the internal accounting department’s staffing, budget and responsibilities, and enable direct communication between the Committee and the Chief Financial Officer and any member of the internal accounting department at any time, as needed, to address concerns.

Risk Management.

•	identify key areas of risk in the Company’s external environment;

•	identify key areas of risk in the Company’s internal environment, both insurable and uninsurable;

•	review management’s policies and programs to deal with insurable risk;

•	review management’s practices vis-à-vis identified uninsurable risks;

•	identify those in senior management whose responsibility it is to manage insurable risks and get semi-annual reports from him/her with respect to coverage; and

•	monitor through the CEO, President or COO uninsurable risks quarterly.

Legal Compliance/General. The Committee shall also:

•

establish a procedure for the confidential and anonymous submission of complaints and concerns by Company employees to the Committee relating to accounting, internal controls or auditing matters, and ensure that any complaints received by the Company or the Committee regarding accounting, internal control or auditing matters are addressed by management;

•

review periodically with management and the Board of Directors any legal and regulatory matters that may have a material impact on the Company’s financial statements, compliance policies, and compliance programs;

•	review with management the Company’s systems to monitor compliance with applicable legal requirements;

•	review and approve or ratify all significant related party transactions and potential conflict of interest situations;

•	review significant cases of misconduct or fraud; and

•	review any inquiries related to accounting or financial reporting matters received from the SEC or other agencies, and management’s response thereto.

Meetings

The Committee shall meet at least four times per year, and may hold additional meetings as often as may be necessary or appropriate, in the discretion of the Chairperson of the Committee. The Chairperson of the Committee may communicate with the independent auditors to review the agenda and solicit input on any additional topics that should be covered. Meeting may be held in person or telephonically.

Attendance

Members of the Committee are expected to use all reasonable efforts to attend each meeting. As necessary or desirable, the Chairperson may request that members of management, the internal accounting department, or representatives of the independent auditors be present at meetings of the Committee.

Minutes

Minutes of each meeting shall be prepared under the direction of the Chairperson of the Committee and circulated to Committee members for review and approval and then circulated to the directors who are not members of the Committee. Copies are to be made available to the Company’s independent auditors and lawyers upon request.

This Charter is intended to provide a set of guidelines for the effective functioning of the Committee. Accordingly, on at least a bi-annual basis, the Committee will review and reassess the adequacy of this Charter. The Committee may modify or amend this Charter and the authority and responsibilities of the Committee as necessary at any time.

Adopted: December 6, 2004

Revised: April 16, 2007

APPENDIX B

JONES SODA CO.

2002 STOCK OPTION AND RESTRICTED STOCK PLAN

Adopted April 29, 2002, as amended March 27, 2006

and as amended April 12, 2007

SECTION 1. PURPOSE

The purpose of this 2002 Stock Option and Restricted Stock Plan (the “Plan”) is to enhance the long-term shareholder value of Jones Soda Co., a Washington corporation (the “Company”), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to share in its growth and success, to encourage them to remain in the service of the Company and its Subsidiaries and to participate in the ownership of the Company.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information, trade secrets or intellectual property, or conviction or confession (including a plea of no contest) of a crime punishable by law (except minor violations), or conduct that adversely affects the Company’s business or reputation, in each case as determined by the Plan Administrator in its sole discretion, and its determination as to whether an action constitutes Cause shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Company common stock, no par value per share.

“Corporate Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or

(c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Disability” means “disability” as that term is defined for purposes of Section 22(e)(3) of the Code. As of the date of adoption of this Plan, such terms means the inability to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Employee” means any person, including officers and directors, employed by the Company (or one of its parent corporations or subsidiary corporations), with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Plan Administrator in its discretion, subject to any requirements of the Code. For purposes of this provision, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be the fair market value of the Common Stock, as of any date, as determined by the Plan Administrator as follows:

(a) if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the system or exchange with the greatest volume of trading in Common Stock, on the date of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

(b) If the Common Stock is not listed on any established stock exchange or a national market system, or is regularly quoted by a recognized securities dealer but selling prices are not reported (or if reported or quoted on more than one such exchange, then such exchange as determined by the Plan Administrator), its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator.

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

“Holder” means (a) the person to whom an Award is granted, (b) for a Holder who has died, the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 12, or (c) the person(s) to whom an Award has been transferred in accordance with Section 12.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 6.

“Plan Administrator” means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

“Restricted Stock” means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Stock Award” means an Award granted under Section 10.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” (except as provided in the definition of “Employee” above) means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

“Successor Corporation” has the meaning set forth under Section 11.2.

SECTION 3. ADMINISTRATION

3.1	Plan Administrator

(a) The Plan shall be administered by the Board, or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) If, and so long as, the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act.

3.2 Administration and Interpretation by the Plan Administrator. Subject to the express provisions of the Plan, the Plan Administrator shall have the exclusive authority, in its sole discretion, to determine all matters relating to Awards granted under the Plan, including, without limitation, the selection of individuals to be granted Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any document or agreement that evidences the Award, the Fair Market Value and the exercise price of the Option or the purchase price of the Stock Award, the term, whether such Awards shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof, and to make all other determinations necessary or advisable in the administration of the Plan. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, amend and rescind, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations and the terms of any Option, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3 Replacement of Options. Without limiting the authority granted to the Plan Administrator under Section 3.2, the Plan Administrator, in its sole discretion, shall have the authority, among other things, to (a) grant Options subject to the condition that Options previously granted at a higher or lower exercise price under the Plan be canceled or exchanged in connection with such grant (the number of shares covered by the new Options, the exercise price, the term and the other terms and conditions of the new Option, shall be determined in accordance with the Plan and may be different from the provisions of the canceled or exchanged Options), and (b) amend or modify outstanding and unexercised Options, with the consent of the Holder, to, among other things, reduce the exercise price per share, establish the exercise price at the then-current Fair Market Value or accelerate or defer the exercise date, vesting schedule or expiration date of any Option.

SECTION 4. STOCK SUBJECT TO THE PLAN

The stock subject to this Plan shall be Company Common Stock. The maximum aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under this Plan shall not exceed

4,500,000. Shares issued under this Plan shall be drawn from authorized and unissued shares of Common Stock. If any Award granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall be returned to the Plan and become available for issuance in connection with future grant of Awards under the Plan.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan only to persons who are, as of the Grant Date, officers, directors, Employees, consultants, agents, advisors and independent contractors of the Company and/or its Subsidiaries, as the Plan Administrator from time to time selects. To the extent required for compliance with the policies of the TSX Venture Exchange applicable to the Company, in connection with the grant of options to any officer, employee or consultant, the resolutions of the Plan Administrator shall include a representation that such optionee is a bona fide officer, employee or consultant of the Company. In granting Awards to consultants, agents, advisors and independent contractors, the Plan Administrator may give consideration to the requirements set forth in Rule 701 promulgated under the Securities Act. A member of the Board may be eligible to participate in or receive or hold Awards under this Plan; provided, however, that no member of the Board shall vote with respect to the granting of an Award to himself or herself.

SECTION 6. GRANTS OF AWARDS

6.1 Form and Grant of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan, whether Incentive Stock Options or Nonqualified Stock Options or Stock Awards, which shall be appropriately designated. Awards may be granted singly or in combination. An eligible person may receive one or more grants of Awards as the Plan Administrator shall from time to time determine, and such determinations may be different as to different Holders and may vary as to different grants, even when made simultaneously.

6.2 Number of Shares; Per-Participant Limit. The maximum number of shares that may be issued pursuant to the grant of an Award shall be as established by the Plan Administrator. Provided, however, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code and/or as required for compliance with the policies of the TSX Venture Exchange applicable to the Company, the Plan Administrator shall not grant Options to any person in any one fiscal year of the Company in an amount that exceeds, in the aggregate, the lesser of (A) 1,000,000 shares of Common Stock or (B) five percent of the total number of issued and outstanding shares of Common Stock as of the date of grant (subject to adjustment as provided in Section 11).

SECTION 7. GRANTS OF OPTIONS

7.1 Form and Grant of Options. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Options to be made under the Plan, whether Incentive Stock Options or Nonqualified Stock Options, which shall be appropriately designated. Options may be granted singly or in combination. An eligible person may receive one or more grants of Options as the Plan Administrator shall from time to time determine, and such determinations may be different as to different Holders and may vary as to different grants, even when made simultaneously.

7.2 Terms and Conditions of Options; Written Agreements. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Each option agreement shall clearly indicate whether the Option granted thereby is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such agreements evidencing Options shall include or incorporate by reference the following terms and conditions: number of shares, exercise price, vesting schedule, term and termination.

7.3 Option Exercise Price. The price per share at which an Option is exercisable shall be as established by the Plan Administrator, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (subject further to Section 8.2 below). The exercise price of Nonqualified Stock Options shall be not less than 85% of the Fair Market Value of the Common Stock on the Grant Date.

7.4 Term of Options. Subject to the restrictions contained in Sections 8.2 and 9, the term of each Option shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date; provided, however that to the extent required by the policies of the TSX Venture Exchange applicable to the Company, the maximum term for any Option shall not exceed five years.

7.5 Vesting / Exercisability of Options. The Plan Administrator shall establish and set forth in each agreement that evidences an Option the time at which or the installments in which, if any, the Option shall vest and become exercisable. To the extent required by the policies of the TSX Venture Exchange applicable to the Company, the minimum vesting period for Options shall be over a period of not less than 18 months. In the absence of a defined vesting schedule in the agreement evidencing the Option, the Option covered by such agreement will vest and become exercisable over a period of 18 months from the Grant Date at the following rate: 25% shall vest on the Grant Date and an additional 25% shall vest on each six month anniversary of the Grant Date. The Plan Administrator, in its absolute discretion, may waive or accelerate any vesting requirement contained in outstanding and unexercised Options.

7.6 Acquired Company Options. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for options granted under other plans, or assume under the Plan options granted under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and such agreement sets forth the terms and conditions of the substitution for or assumption of outstanding options of the Acquired Entity, such terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Options shall be deemed to be Holders.

7.7 Procedure. To the extent that an Option has vested and is currently exercisable, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full of the exercise price as described in Section 7.8. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option). Only whole shares shall be issued pursuant to the exercise of any Option.

7.9 Payment of Exercise Price.

(a) The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares being purchased. Such consideration must be paid in any combination of cash and/or bank-certified or cashier’s check (or personal check if determined acceptable by the Plan Administrator in its sole discretion), either at the time the Option is granted or within three days after notice of exercise is tendered to the Company.

(b) In addition, to the extent permitted by the Plan Administrator in its sole discretion, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.9, by (y) delivery of a full-recourse promissory note or (z) such other consideration as the Plan Administrator may permit. The terms of any such promissory note, including the interest rate, terms of and security for repayment, and maturity, will be subject to the Plan Administrator’s discretion. Any such promissory note shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

(c) If and so long as the Common Stock is registered under Section 12 of the Exchange Act, then, to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations) and unless the Plan Administrator determines otherwise, an Option also may be exercised by (a) delivery of shares of Common Stock (which shares, if tendered by an affiliate of the Company, shall have been held by the Holder for at least six months) having a Fair Market Value equal to the aggregate exercise price (such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as “pyramiding,” which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Holder is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares), or (b) delivery of a properly executed exercise notice together with irrevocable instructions to (i) a brokerage firm acceptable to the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with such exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the requirements of the Federal Reserve Board.

7.10 Withholding Tax Requirements. The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Option. Upon exercise of an Option, the Holder shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company all amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. If permitted by the Plan Administrator and subject to applicable law, such arrangements may include payment of the appropriate withholding tax, in whole or in part, by delivery of shares of stock of the Company having a Fair Market Value equal to such withholding tax, either through delivery of shares held by the Holder or by reduction in the number of shares to be delivered to the Holder upon exercise of such Option. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option an amount equal to such taxes. In no event shall the Company issue shares of Common Stock upon exercise of an Option unless the Holder makes sufficient payment, as determined by the Company, to meet withholding tax obligations on such exercise or other arrangements satisfactory to the Plan Administrator to provide for such payment.

7.11 Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to shares of Common Stock acquired on exercise of an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon proper exercise of the Option and payment in full of the aggregate exercise price. In the event that the exercise of an Option is treated in part as the exercise of a Nonqualified Stock Option (pursuant to the provisions of Section 8.1), the Company shall issue a stock certificate evidencing the shares treated as acquired upon the exercise of an Incentive Stock Option and a separate stock certificate evidencing the shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of this Plan.

SECTION 8. LIMITATIONS ON INCENTIVE STOCK OPTIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Limitation on Amount of Grants to any one Holder. To the extent that a Holder is granted Incentive Stock Options that in the aggregate (together with all other Incentive Stock Options granted by the Company or Subsidiaries to such Holder under this Plan and any other stock option plans of the Company) entitle the Holder to purchase, in any calendar year during which such Options first become exercisable, Common Stock having a Fair Market Value (determined as of the Grant Date) in excess of $100,000, such portion of the Options in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 Grants to 10% Shareholders. Incentive Stock Options may be granted to a person who, at the time the option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary only if (a) the exercise price per share shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date, and (b) the Option term shall not exceed five years from the Grant Date. The determination of 10% ownership shall be made by the Plan Administrator, in accordance with Section 422 of the Code.

8.3 Eligible Persons. Only persons who are Employees may receive Incentive Stock Options. Persons who are not Employees may not be granted Incentive Stock Options and will only be eligible to receive Nonqualified Stock Options.

8.4 Term. The term of an Incentive Stock Option shall not exceed 10 years.

8.5 Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for (a) at least two years after the Grant Date of the Incentive Stock Option and (b) at least one year from the date of exercise. The Plan Administrator may require a Holder to give the Company prompt notice of any disposition of shares acquired upon exercise of an Incentive Stock Option which occurs prior to the expiration of such holding periods. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.

SECTION 9. TERMINATION, DISABILITY AND DEATH

9.1 General. The Plan Administrator shall establish and set forth in each agreement that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the agreement evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Termination other than Death, Disability or Cause. In case of termination of the Holder’s employment or services other than by reason of death, disability or Cause, the Holder may exercise his or her Options at any time prior to the expiration of 90 days after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of such termination. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

(b) Disability. In case of termination of the Holder’s employment or services by reason of the Holder’s Disability, the Holder (or personal representative) may exercise his or her Options at any time prior to the expiration of one year (or, to the extent required by the policies of the TSX Venture Exchange applicable to the Company, 90 days) after the date of such termination (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of such termination.

(c) Death. In the event of the death of a Holder, any Options held may be exercised at any time on or prior to the expiration of one year after the date of death (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of his or her death, and only by the Holder’s personal representative (if then subject to administration as part of the Holder’s estate) or by the person(s) to whom the Holder’s rights under the Option shall have passed by will or by the applicable laws of descent and distribution or by Holder’s Permitted Transferee.

(d) Cause. In case of termination of the Holder’s employment or services for Cause, all Options held by Holder or his or her Permitted Transferee shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

9.4 Waiver or Extension of Time Periods. The Plan Administrator shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such Option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Plan Administrator may modify or eliminate the time periods specified in this Section 9 with respect to particular Option grants. However, no Incentive Stock Option may be exercised after the expiration of ten years from the date such option is granted. If a Holder holding an Incentive Stock Option exercises such Option, by express permission of the Plan Administrator, after the expiration of the time periods specified in this Section 9, the Option will no longer be treated as an Incentive Stock Option under the Code and shall automatically be converted into a Nonqualified Stock Option.

9.5 Termination of Options. Any portion of an Option that is not vested and exercisable on the date of termination of the Holder’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In addition, to the extent that any Options of any Holder whose employment or services have terminated shall not have been exercised within the limited periods prescribed in this Section 9, the Options and all further rights to purchase shares pursuant to such Options shall cease and terminate at the expiration of such period.

SECTION 10. STOCK AWARDS

10.1 Grant of Stock Awards. The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions, the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services, and the purchase price, if any.

10.2 Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3 Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances (including the death or Disability of Holder, or material change in the Holder’s circumstances after the date of the Award) and subject to such terms and conditions (including forfeiture of the shares) as the Plan Administrator shall deem appropriate.

SECTION 11. ADJUSTMENTS

11.1 Adjustments Upon Changes in Capitalization. In the event that, at any time or from time to time, a stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other similar change in the Company’s corporate or capital structure results in either (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities (but without any change in the aggregate price to be paid therefore). Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 11.1 but shall be governed by Section 11.2.

11.2 Adjustments upon a Corporate Transaction. Except as otherwise provided in the agreement that evidences the Award, in the event of any Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. Upon the consummation of any Corporate Transaction, all outstanding Awards that have not been exercised and that are not assumed shall immediately and automatically terminate.

11.3 Further Adjustment of Awards. Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

11.4 No Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

11.5 Determination of Plan Administrator to be Final. All adjustments made pursuant to this Section 11 shall be made by the Plan Administrator and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11.6 Limitations. The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 12. RESTRICTIONS ON TRANSFERABILITY

12.1 Options granted under this Plan and the rights and privileges conferred hereby shall not be subject to execution, attachment or similar process and may not be assigned, alienated, pledged, sold, or transferred in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. In addition, Awards of Restricted Stock granted under this Plan and the rights and privileges conferred hereby shall not be subject to execution, attachment or similar process and may not be assigned, alienated, pledged, sold, or transferred in any manner (whether by operation of law or otherwise) unless and until such shares have vested.

12.2 Notwithstanding Section 12.1 above, in the case of a Nonqualified Stock Option, a Holder may transfer such Option either (a) pursuant to a “domestic relations order” (as defined in Section 414 of the Code or Section 206 of the Employment Retirement Income Security Act, or the rules thereunder), or (b) by transfer without the receipt of consideration by a Holder, subject to such rules as the Plan Administrator may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by Holders who are directors or senior executives), to (i) a member of his or her Immediate Family, (ii) a trust solely for the benefit of the Holder and/or his or her Immediate Family, or (iii) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Holder and/or his or her Immediate Family members (each transferee described in 12.2(a) and (b) is hereafter referred to as a “Permitted Transferee”). Transfers may be made to Permitted Transferees provided that (A) the Plan Administrator is notified in advance in writing of the terms and conditions of any proposed transfer and (B) the Plan Administrator determines that the proposed transfer complies with the requirements of the Plan and the applicable Option agreement. For this purpose, “Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, children and grandchildren (including adopted and stepchildren and grandchildren).

12.3 Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Award granted under the Plan or any right or privilege conferred hereunder contrary to the provisions of the Plan, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by an option granted under the Plan, the Award shall thereupon terminate and become null and void.

12.4 The terms of Awards granted under this Plan and transferred in accordance with this Section 12 shall apply to the beneficiaries, executors and administrators of the Holder and of the Permitted Transferees of the Holder (including the beneficiaries, executors and administrators of the Permitted Transferees), including the right to agree to any amendment of the applicable Award agreement, except that Permitted Transferees shall not transfer any Award other than by will or by the laws of descent and distribution.

12.5 Options granted under this Plan, or Options transferred in accordance with this Section 11, are exerciseable during the Holder’s lifetime only by the Holder or its Permitted Transferee (or his or her attorney in fact or guardian). In the event of the death of a Holder or Permitted Transferee, Options may be exercised by such Holder’s or Permitted Transferee’s executor or administrator.

SECTION 13. SECURITIES REGULATIONS

13.1 Compliance with Laws. Shares shall not be issued with respect to an Award granted under this Plan unless the exercise of such Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange, national market system, over the counter system, or any electronic bulletin board, upon which the Common Stock may then be listed, quoted or traded, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained. In addition, notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders.

13.2 Representations by Holder. As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require the Holder to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 13.1 above. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Holder as may from time to time be necessary to comply with the federal and state securities laws.

13.3 No Registration Required. The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 14. REPURCHASE RIGHTS

The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. Should the Holder cease to be employed by or provide services to the Company, then all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right. All of the Company’s outstanding repurchase rights under this Section 14 are assignable by the Company at any time. Such rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent that (a) any such repurchase right is expressly assigned to the Successor Corporation in connection with the Corporate Transaction, or (b) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Holder’s cessation of employment or service, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Holder under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

SECTION 15. AMENDMENT AND TERMINATION OF PLAN

15.1 Action by Board of Directors. The Board may suspend or terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable or in order to conform to any changes in law or regulation applicable thereto, or in other respects; provided, however, that, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the Board may not, without further approval by the shareholders of the Company, effect any amendment that will (a) increase the total number of shares as to which Awards may be granted under the Plan, (b) modify the class of persons eligible to receive Awards, , or (c) change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422(b) of the Code, or (d) otherwise require shareholder approval under any applicable law, regulation or rule of any stock exchange. In addition, to the extent required by the policies of the TSX Venture Exchange applicable to the Company, disinterested shareholder approval will be required for any proposed decrease in the exercise price for any Options held by a person who is an insider of the Company as of the date of the proposed amendment.

15.2 Action by Shareholders. The Plan may be terminated, modified or amended by the shareholders of the Company.

15.3 Automatic Termination. Unless the Plan shall have been earlier terminated, this Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board, or (b) the date on which this Plan is approved by the shareholders of the Company. No Awards may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Holder, alter or impair any rights or obligations under any option previously granted under this Plan.

15.4 Consent of Holder. The amendment, suspension or termination of the Plan shall not adversely affect the rights of a Holder under any Award granted under the Plan, without the consent of such Holder. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 16. GENERAL

16.1 California Residents. Persons who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix A to the Plan.

16.2 No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.3 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.4 No Employment Rights. Nothing in this Plan or any Award or right granted pursuant hereto shall confer upon any Holder any right to be continued in the employment or service of the Company or any Subsidiary, or to remain a director thereof or a consultant thereto, or to interfere in anyway with the right of the Company or any Subsidiary, in its sole discretion, to terminate such Holder’s employment or service at any time or to remove the Holder as a director or consultant at any time.

SECTION 17. EFFECTIVE DATE

This Plan shall become effective on the date of its adoption by the Board and Options may be granted immediately thereafter, but no Option may be exercised under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any Options granted shall be null and void.

Adopted by the Board of Directors on April 29, 2002 and approved by the Company’s shareholders on June 24, 2002.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

Date of Board Adoption/ Amendment/Adjustment	Section	Effect of Amendment	Date of Shareholder Approval

April 29, 2002	—	Plan Adoption	June 24, 2002

March 27, 2006	4	Amendment to increase the maximum number of shares available under the Plan to 4,500,000 shares	May 18, 2006

APPENDIX A

TO

2002 STOCK OPTION AND RESTRICTED STOCK PLAN

—FOR CALIFORNIA RESIDENTS ONLY—

This Appendix to the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan (the “Plan”) shall have application only to participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options granted to residents of the State of California, until such time as the Common Stock becomes a “listed security” under the Securities Act:

1. Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the stock at the time the Option is granted, as determined by the Board, except that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

2. Options shall have a term of not more than ten years from the date the Option is granted.

3. Options shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) of the Exchange Act.

4. Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

5. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be:

(a) at least six months from the date of termination of employment if termination was caused by death or Disability; and

(b) at least 30 days from the date of termination if termination of employment was caused by other than death or Disability;

(c) but in no event later than the remaining term of the Option.

6. No Option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

7. Any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

8. The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Option under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

9. Any right of repurchase on behalf of the Company in the event of a Holder’s termination of employment shall be at a purchase price that is (a) not less than the Fair Market Value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company’s securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.

APPENDIX C

JONES SODA CO.

2007 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and Designated Subsidiaries with an opportunity to purchase Common Stock of the Company and thereby to develop a stronger incentive to work for the continued success of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any rules or regulations issued thereunder.

(c) “Common Stock” means the common stock of the Company.

(d) “Company” means Jones Soda Co., a Washington corporation.

(e) “Compensation” means total cash compensation received by an Employee from the Company or a Designated Subsidiary in accordance with the terms of employment during the applicable payroll period. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions and incentive compensation, but excludes relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(g) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(h) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

(j) “Employee” means any person, including an Officer, who is an Employee of the Company for tax purposes and who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries, and has been an Employee for a period of at least 12 months.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means the fair market value of the Company’s Common Stock on a given date, equal to the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by The Nasdaq Capital Market or, if the Common Stock is not traded on The Nasdaq Capital Market, the closing sales price on such other stock exchange or market on which the Common Stock is traded; provided, however, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to a plan intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, Fair Market Value shall be determined in accordance with said regulations.

(m) “Offering Date” means the first business day of each Offering Period, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but prior to the first business day of the second calendar month within such Offering Period, the term “Offering Date” means the first business day of such second calendar month coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

(n) “Offering Period” means the period of three months during each calendar quarter ending on March 31, June 30, September 30, and December 31 of each calendar year.

(o) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) “Plan” means this 2007 Employee Stock Purchase Plan.

(q) “Purchase Date” means the last day of each Offering Period of the Plan.

(r) “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value on either the Offering Date or the Purchase Date, whichever is lower.

(s) “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(t) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if, (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by a series of Offering Periods of three months’ duration, with new Offering Periods commencing on the first day of each calendar quarter of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on such date as determined by the Board of Directors. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan for any Offering Period by completing a subscription agreement and any other required documents (“Enrollment Documents”) provided by the Company and submitting them to the Company’s Human Resources Department or a stock brokerage or other financial services firm designated by the Company (“Designated Broker”) at least 20 days prior to the applicable Offering Date (unless a later time for submission of the Enrollment Documents is set by the Board for all eligible Employees with respect to a given Offering Period). The Enrollment Documents and their submission may be electronic, as directed by the Company. The Enrollment Documents shall set forth the percentage of the participant’s Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

(b) An Employee who does not make a timely election to participate in the Plan as provided in Section 5(a) shall be deemed to have elected not to participate in the Plan for such Offering Period.

(c) Payroll deductions shall commence on the first full payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment of Contributions.

(a) A participant shall elect to have payroll deductions made on each payday during the Offering Period, provided, that the amount must be a whole percentage not less than 1% and not more than 10% (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period may increase or decrease the rate of his or her Contributions with respect to the Offering Period by completing and filing with the Company new Enrollment Documents authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Documents, if the documents are completed at least five business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions shall re-commence at the rate provided in such participant’s Enrollment Documents at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. Grant of Option. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the applicable Purchase Date a number of Shares of the Company’s Common Stock determined by dividing (i) such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by (ii) the applicable Purchase Price; provided, however, that a participant’s maximum annual contribution shall not exceed $15,000 per calendar year; and provided, further, that the maximum number of Shares an Employee may purchase during each Offering Period shall be 500 Shares (subject to any adjustment pursuant to Section 18 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 of this Plan. All options granted pursuant to this Plan shall be subject to the same terms, conditions, rights, and privileges.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. Fractional Shares shall not be issued. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery; Withholding Taxes.

(a) As promptly as practicable after a Purchase Date, certificates for the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Designated Broker. Any payroll deductions accumulated in a participant’s account that are not applied toward the purchase of Shares on a Purchase Date due to limitations imposed by the Plan shall be carried forward to the next Offering Period unless the participant withdraws its account.

(b) Delivery of certificates for Shares or of cash pursuant to this Plan shall be subject to any required federal, state or local tax withholding. A person entitled to receive Shares may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required federal, state or local tax withholdings.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to a Purchase Date by submitting a completed “Notice of Withdrawal” form to the Company’s Human Resources Department or electronically completing the required documentation provided by the Company through the Designated Broker, as directed by the Company’s Human Resources Department. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

(e) Neither this Plan nor any rights granted hereunder shall be deemed to constitute a contract of employment among or between the Company or any Subsidiary and any participant, or to confer upon any participant any right to be continued in the employment, nor shall it interfere with the right of the Company or any Subsidiary to terminate the employment of any participant.

11. No Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) Subject to adjustment as provided in Section 18, the maximum number of Shares that shall be made available for sale under the Plan shall be 300,000 Shares. The Shares available for purchase under this Plan shall consist of authorized but unissued shares of Common Stock, or shares purchased in the public market, as may be determined by the Board.

(b) If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (2) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the Plan as then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the Plan pursuant to Section 19 below. The Company may make a pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offering Date.

(c) Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares of Common Stock acquired on exercise of an option, notwithstanding the exercise of the Option.

(d) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. If the Board delegates administration to a committee of the Board, all references in this Plan to “Board” shall be interpreted as referring to such committee.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 14(a) shall be made as directed by the Human Resources Department of the Company, which may require electronic submission of the required documentation with the Designated Broker.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which required notice may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised, the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), the maximum number of Shares of Common Stock that may be purchased by a participant in an Offering Period, the number of Shares of Common Stock set forth in Section 12(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least 10 days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 18); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

19.	Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), or the rules or regulations of any stock exchange or market on which the Common Stock is traded, the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

(b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.7

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

23. Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company’s shareholders. It shall continue in effect for a term of ten years unless sooner terminated under Section 19.

24. Governing Law. This Plan and any rights granted hereunder shall be interpreted and construed in a manner consistent with said intent and according to the laws of the State of Washington to the extent that such laws are not preempted by the laws of the United States of America.

Adopted by the Board of Directors on April 12, 2007 and

approved by the Company’s shareholders on [May 31], 2007.

PROXY CARD JONES SODA CO. This Proxy is Solicited on Behalf of the Board of Directors of Jones Soda Co. The undersigned shareholder of Jones Soda Co., a Washington corporation (the “Company”), hereby appoints Peter M. van Stolk and John J. Gallagher, Jr., or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2007 Annual Meeting of Shareholders (the “Shareholder Meeting”) to be held on May 31, 2007, at 2:00 p.m. local time at Hotel Andra, 2001 Fourth Avenue, Seattle, Washington, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy Card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU SIGN THIS PROXY WITHOUT OTHERWISE GIVING VOTING DIRECTION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “FOR” ITEMS 2, 3 AND 4, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SHAREHOLDER MEETING. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given. (Continued and to be signed on the reverse side)

PROXY CARD JONES SODA CO. 1. Election of Directors: 01. Peter M. van Stolk 02. Scott Bedbury 03. Richard S. Eiswirth, Jr. 04. Michael M. Fleming 05. John J. Gallagher, Jr. 06. Stephen C. Jones 07. Alfred W. Rossow, Jr. Mark X for only one box: For All Nominees Withhold All Nominees Withhold Authority To Vote For Any Individual Nominee, Write Number(s) Of Nominees Below Use Number only 2. Approval of amendments to the 2002 Stock Option and Restricted Stock Plan, including to permit awards of restricted stock grants: FOR AGAINST ABSTAIN 3. Adoption of our 2007 Employee Stock Purchase Plan: FOR AGAINST ABSTAIN 4. Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2007: FOR AGAINST ABSTAIN In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Shareholder Meeting or any adjournments or postponements thereof. I PLAN TO ATTEND THE ANNUAL MEETING If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope. Please sign, date and return this Proxy Card today, using the enclosed envelope. Signature(s) Date Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).